Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
Clean Diesel Technologies Schedules Conference Call to Discuss Proposed Merger
with Catalytic Solutions, Inc.
BRIDGEPORT, CT — October 4, 2010. (GlobeNewswire via COMTEX News Network) — Clean Diesel Technologies, Inc. (Nasdaq: CDTI), a cleantech emissions reduction company providing sustainable solutions to reduce emissions, announced today that it will hold a conference call on Thursday, October 7, 2010 at 10:00 A.M. Eastern Daylight Time to discuss the Company’s proposed merger with Catalytic Solutions, Inc. (“CSI”) (AIM: CTS and CTSU), a global manufacturer and distributor of emissions control systems and products.
“We look forward to communicating with our stockholders to review the terms of the transaction and benefits that the combination of Clean Diesel and Catalytic Solutions will provide to our stockholders,” said Clean Diesel Chairman Mungo Park.
The dial-in number for the live audio call beginning at 10:00 A.M. Eastern Daylight Time is (877) 303 – 9240 or (760) 666 – 3571 for international callers. A live web cast of the conference call will be available on Clean Diesel’s web site at http://www.cdti.com.
Information about Clean Diesel and CSI
Clean Diesel Technologies, Inc.
Clean Diesel Technologies (Nasdaq: CDTI) is a cleantech company providing sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. Clean Diesel’s patented technologies and products allow manufacturers and operators to comply with increasingly strict regulatory emissions and air quality standards, while also improving fuel economy and power.
CDTI’s solutions significantly reduce emissions formed by the combustion of fossil fuels and biofuels (without increasing secondary emissions such as nitrogen dioxide, NO2), including particulate matter (PM), nitrogen oxides (NOx), carbon monoxide (CO) and hydrocarbons (HC). As a result, they are effective for: OEMs, Tier 1 suppliers and retrofit providers; businesses entering the emissions control market seeking solutions and expertise; operators requiring compliant emissions solutions; fuel, biofuels and additive suppliers seeking low emissions and energy efficient products; and regulators creating public policy. Clean Diesel’s solutions, therefore, are ideal for such markets as: on-road vehicles, construction, mining, agriculture, port/freight handling, locomotive, marine, and power generation.
Clean Diesel develops and manages intellectual property from original concept to full-scale commercial deployment. Building on its more than 200 granted and pending patents, its offerings include ARIS® selective catalytic reduction (SCR); the patented combination of SCR and exhaust gas recirculation (EGR); hydrocarbon injection for emissions control applications; Platinum Plus® Fuel-Borne Catalyst (FBC); the
Clean Diesel Technologies, Inc. * 10 Middle Street, Suite 1100 * Bridgeport CT 06604 * 203-416-5290
www.cdti.com

Purifier™ family of particulate filter systems; and its wire mesh filter particulate filter technologies. CDTI was founded in 1995 and is headquartered in Bridgeport, Connecticut. A wholly-owned subsidiary, Clean Diesel International, LLC is based in London, England. For more information, please visit www.cdti.com.
Catalytic Solutions, Inc.
Catalytic Solutions, Inc. is a global manufacturer and distributor of emissions control systems and products, focused in the heavy duty diesel (HDD) and light duty vehicle (LDV) markets. Since being founded in 1996, CSI has grown from a provider of unique catalysts to the automotive industry (gasoline and diesel engines) to a provider of both catalysts and systems in growing clean technology markets, including heavy duty diesel systems and catalysts for energy systems. Catalytic Solutions’ emissions control systems and products are designed to deliver high value to its customers while benefiting the global environment through air quality improvement, sustainability and energy efficiency. For more information, please visit www.catalyticsolutions.com.
Safe Harbor
Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the company’s filings with the U.S. Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
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Contact Information:

John Wynne	(203) 416-5290
Vice President, Treasurer and Interim Chief Financial Officer	jwynne@cdti.com
Clean Diesel Technologies, Inc. * 10 Middle Street, Suite 1100 * Bridgeport CT 06604 * 203-416-5290
www.cdti.com